Registration No. 333-160886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HUGHES TELEMATICS, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	26-0443717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, Suite 1800

Atlanta, Georgia 30319

(404) 573-5800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

HUGHES TELEMATICS, INC. 2006 STOCK INCENTIVE PLAN AND HUGHES TELEMATICS,

INC. 2009 EQUITY AND INCENTIVE PLAN

(Full title of the plans)

Robert C. Lewis

General Counsel and Secretary

HUGHES Telematics, Inc.

2002 Summit Boulevard, Suite 1800

Atlanta, Georgia 30319

(404) 573-5800

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer    X

Non-accelerated filer ☐

(Do not check if a smaller reporting company)

Smaller reporting company ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-160886) originally filed with the Securities and Exchange Commission on July 29, 2009 (the “Registration Statement”), by HUGHES Telematics, Inc., a Delaware corporation (the “Registrant”).

Pursuant to the Agreement and Plan of Merger, dated as of June 1, 2012 (the “Merger Agreement”), by and among Verizon Communications Inc., a Delaware corporation (“Parent”), Verizon Telematics Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Registrant, Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger was consummated on July 26, 2012.

In connection with the Merger, the Registrant hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unsold on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 26, 2012.

HUGHES TELEMATICS, INC.

By:	/s/ Jeffrey A. Leddy
	Name:	Jeffrey A. Leddy
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Jeffrey A. Leddy	Chief Executive Officer	July 26, 2012
Jeffrey A. Leddy	(Principal Executive Officer)
/s/ Craig J. Kaufmann	Senior Vice President Finance and Treasurer	July 26, 2012
Craig J. Kaufmann	(Principal Financial and Accounting Officer)
/s/ John W. Diercksen	Director	July 26, 2012
John W. Diercksen
/s/ John G. Stratton	Director	July 26, 2012
John G. Stratton